UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012 (February 9, 2012)

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. 28th Street New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2012, Vringo, Inc. (the “Company") entered into an agreement (the “Agreement”) with Facebook, Inc., an online social network (“Facebook”), relating to the use of the Company’s Facetones mark and domain name (the “Facetones Mark”). Prior to the Agreement, the parties had a potential dispute regarding the Facetones Mark. By entering into the Agreement, the parties' potential dispute has been favorably resolved to the satisfaction of both parties. The Agreement clarifies Vringo’s permitted use of the Facetones Mark including making certain changes to its U.S. trademark application to clarify the description of the Facetones service and agreeing to certain limitations on its use of the Facetones Mark.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

On February 15, 2012, the Company issued a press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on February 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2012	vringo, inc.

	By:	/s/ Ellen Cohl
Name: Ellen Cohl Title: Chief Financial Officer Executive Officer